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                                                                  EXHIBIT 10.5.1

           SECOND AMENDMENT TO NATIONAL RESELLER/INTEGRATOR AGREEMENT

       This second Amendment to the National Reseller Agreement is made and entered into this 4th day of November, 1998 (the "Effective Date") by and between MCI Telecommunications Corporation, A Delaware Corporation, having its principle place of business at Six Concourse Parkway, Atlanta GA 30328 (hereinafter called "MCI") and Visual Networks, Inc., having its principle place of business at 2092 Gaither Road, Rockville, MD 20850.

       WHEREAS, MCI and Visual Networks, Inc. previously entered into a nationwide Reseller/Integrator Agreement dated August 29, 1997 (the "Agreement"); and

       WHEREAS, MCI and Visual Networks, Inc. now desire to amend the Agreement as hereinafter more particularly set forth;

       NOW THEREFORE, in consideration of the foregoing premises, and of mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.     As of the effective date, the following definitions will be added:

       Visual UpTime as 1.22 - The system developed by Visual Networks Inc. that delivers service level management functions to the system provider and the end-user of system providers' data communication services. The system consists of hardware that is deployed on the customer's premise, a server which communicates to the hardware components, and a software client application which provides the user interface to the system.

       PAC as 1.23 - The Performance Applicable Client (PAC) is the name of the client software module of the Visual UpTime system.

2.     As of the effective date, Section 3 is amended to add the following:

       "3.7 MCI intends to incorporate Visual Uptime into one or more MCI Service offerings (e.g.: Service Level Agreement (SLA) validation products, customer network management reporting products, and Smart Circuits products). Systems Providers DSU and CSU/DSUs are to be required whenever a customer purchases one of these service offerings. Further, the Systems Providers system components are to be deployed within the network operations environment such that MCI will derive operational benefit from the ASEs that are deployed".

       "3.8 MCI intends to productize one or more of these service offerings in the *** beginning *** with an expectation to terminate greater than *** of new MCI frame relay ports per month with Systems



       ***Confidential information has been omitted and filed separately with the Securities and Exchange Commission.
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                Provider ASE's. The *** per month, or better, run rate will be achieved within ***.

3.   As of the effective date, Section 17.1 is replaced with the following:

                (a) Systems Provider grants to MCI a non-transferable and non-exclusive license (the "License") to use the Software, created and supplied by Systems Provider, internally as a means to provide a managed service to MCI's customers; including such Software supplied to MCI on disks, diskettes, on-line, and/or as part of the equipment supplied by Systems Provider; any modifications, enhancements to and/or replacements of such Software; and any documentation provided in connection therewith. The License imposes certain restrictions on the use of the Software. If the Software is an upgrade, MCI may now use that upgraded product only in accordance with this License.

                (b) MCI may install copies of the Performance Archive Manager ("PAM") and the Platform Applicable Client ("PAC") Software on multiple platforms for its internal use in providing managed service to its clients. MCI may distribute to its customers copies of the Software, provided the Software is only to be used in conjunction with Analysis Service Elements ("ASE's") purchased from Systems Provider under the Agreement. MCI may not distribute copies of the Software for use in conjunction with ASE units that have not been purchased by MCI under this Agreement without the payment of an additional fee to Systems Provider.

                (c) Systems Provider retains ownership of the Software and no rights are granted to MCI other than a license to use the Software on the terms expressly set forth in the License.

                (d) With respect to Software that is distributed to end users, Systems Provider grants directly to the end user a nonexclusive and non-transferable license, as set forth in the End User Software License Agreement which accompanies the Software and an example of which is attached hereto as Exhibit F. If MCI is a subcontractor to a prime contractor for an Integrated Business Solution or to a prime contractor for the purpose of distributing to an end user, Systems Provider grants directly to the end user a nonexclusive and non-transferable license.

                (e) Without the express written consent of Systems Provider, MCI may not, except as set forth above:


                ***Confidential information has been omitted and filed
                   separately with the Securities and Exchange Commission.
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                (1)     use, copy, modify, distribute, reverse engineer,
                               reverse assemble, or reverse compile the Software or accompanying documentation, or

                (2)     transfer, assign, sublicense or otherwise convey
                               MCI's rights to use the Software or the
                               accompanying documentation except upon a transfer of any equipment supplied by Systems Provider with which or for which it was supplied, and then only if Systems Provider receives written agreement of the transferee to be bound by all of the terms of this License.

4. As of the effective date, Exhibit B is replaced with a new and updated Exhibit B(v2):

5. In the event that MCI is no longer offering and deploying Visual products as listed in Section 3.7 above, then Visual Networks has the option to adjust the applicable product discounts to the level they were prior to this Agreement.

ALL OTHER TERMS AND CONDITIONS WILL REMAIN THE SAME.

         VISUAL NETWORKS, INC.              MCI TELECOMMUNICATIONS
                                            CORPORATION

         By:/s/Peter J. Minihane            /s/ Eddie Lewis
            --------------------            -----------------------
         Name:                              Name

         Exec VP/CFO/Tres                   Sr. Contract Administrator II
         -----------------------            -----------------------------
         Title                              Title

         Nov. 2, 1998                       November 4, 1998
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         Date                               Date